Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Managers
Philadelphia Energy Solutions LLC:

We consent to the use of our report dated February 17, 2015 with respect to the balance sheet of Philadelphia Energy Solutions Inc. as of February 6, 2015 included herein the registration statement on Form S-1 of Philadelphia Energy Solutions Inc. to issue Class A common stock, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Philadelphia, Pennsylvania
April 13, 2015